Exhibit 10.1

April [●], 2023

[Name]
[Address]

Re: [Second] Amendment to Executive Employment Agreement dated [●], by and between Nikola Corporation and [●] [and amended as of August 15, 2022] (the “Employment Agreement”)

Dear [●]:

As we have previously discussed, this [second] amendment to the Employment Agreement (the “Amendment”) reflects certain changes to the terms of your employment as follows (defined terms shall have the meanings specified in the Employment Agreement unless otherwise defined herein):

Annual Salary. Effective as of April 3, 2023, your annual salary will be increased from $[●] to $[●], paid bi-weekly less payroll deductions and all required withholdings.

Stock Awards. The following amendments supersede applicable provisions of the Employment Agreement:

You will be eligible to receive stock awards under the Company’s equity incentive plan as in effect from time to time (the “Plan”), subject to approval by the Company’s Board of Directors (the “Board”) and in line with your role and the rubric for other named executive officers of the Company. The terms and conditions of each stock award will be set forth in separate award agreements in forms prescribed by the Company (each, an “Award Agreement”), and all shares underlying the respective awards will contain the right to receive dividend equivalents, if any, subject to the same vesting conditions as the shares underlying the stock awards. The stock awards shall be governed in all respects by the terms and conditions of the Plan and the applicable Award Agreement.

Your 2023 stock award, subject to approval by the Board, will be [●] performance stock units predicated on specified performance parameters that will be agreed upon and approved by the Board at the Company’s April 2023 board meeting.

Except as expressly modified by this Amendment, all of the terms and provisions of the Employment Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein.

Please sign and date this Amendment to confirm your agreement to the terms described above and return it to [●]@nikolamotor.com. For the purposes of this Agreement, a facsimile or electronic signature shall serve as an original.

Sincerely,

Nikola Corporation

BY: __________________________________

Name:

Its:

Accepted:

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[●]	Date